	Fund Name	MassMutual Premier Balanced Fund
	Series Number	(Series 20)
	Name of Affiliate member of underwriting or selling syndicate	Jefferies LLC

	(A) if part of an issue registered under the Securities Act of 1933 that is being offered to the public,	Yes
	(B) part of an issue of governmental securities, as defined in section 2(a)(16) of the Investment Company Act of 1940,
	(C) if Eligible Municipal Securities,
	(D) if Securities sold in an Eligible Foreign Offering,
	(E) if Securities sold in an Eligible Rule 144A Offering

	Issuer/Name of Security	EMC CORP (268648AN2)
	Description of Security	Corporate Note

	Date Purchased	6/3/2013

	Underwriter(s) from whom purchased	JP Morgan Securiites

	Syndicate Member(s)	Barclays Capital
		Citigroup Global Markets Inc
		Deutsche Bank Securities Inc
		Goldman Sachs & Co
		JP Morgan Securities
		Merrill Lynch Pierce Fenner & Smith
		Morgan Stanley & Co Inc
		RBS Securities Inc
		UBS Securities LLC
		Wells Fargo Securities LLC
		Banca IMI
		BMO Capital Markets Corp
		BNP Paribas Securities Corp
		BNY Mellon Capital Markets LLC
		Credit Suisse Securiites USA LLC
		Evercore Group LLC
		HSBC Securities
		ING Financial Markets
		Jefferies LLC
		KeyBanc Capital Markets
		Lloyds Securites Inc
		Mitsubishi UFJ Securities USA Inc
		Mizuho Securities USA Inc
		Needham & Co Inc
		PNC Capital Markets
		Raymond James & Associates Inc
		RBC Capital Markets LLC
		Santander Investment Securities Inc
		SG Americas Securiites LLC
		SMBC Nikko Capital Ltd
		US Bancorp Investments Inc
		Williams Capital Group LP

(U)	Aggregate Principal amount or Number of Shares	$140,000.00
(V)	Aggregate Purchase Price	$139,895.00
(Y)	Aggregate principal amount of such class of securities being offered	$1,000,000,000.00

	Purchase Price per Unit	$99.925

	Date First Offered:	6/3/2013
	Price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.	$99.925
	Commission, spread or profit (%)	0.50%

	The advisor/sub advisor certifies that the following information contained herein is complete and accurate and the following conditions have been satisfied:
	The purchase price did not exceed the price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.
	The underwriting was a Firm Commitment Underwriting:
	The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period
	For securities that are not municipal securities - The issuer has been in continuous operation for not less than three years, including the operations of any predecessors.

For municipal securities only - The issue of securities has received an investment grade rating from a NRSRO  or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in operation less than three years (including the

The amount of such securities purchased by all of the investment companies advised by the advisor and the relevant sub-advisor(s) to the Fund purchasing such securities did not exceed 25% of  (X) or (Y).

	No Affiliated Underwriter was a direct or indirect participant in the sale.
	Each transaction specified in this report has been effected in compliance with SEC Rule 10f-3.